Exhibit 99.2

Doni Fordyce

L-1 Investment Partners

203-504-1109

dfordyce@L-1ip.com

Viisage IBT Division Extends Hazardous Fingerprinting Capabilities to

Illinois Department of Motor Vehicles (DMV) Commercial HazMat Drivers

IBT Holds 75 Percent of U.S. State DMV Contracts for HazMat Endorsements

NASHVILLE, Tenn. – July 10, 2006 – Proprietary electronic fingerprint technology and background screening solutions provider Integrated Biometric Technology (IBT), a division of Viisage Technology, Inc. (NASDAQ: VISG) today announced that the Illinois Department of Motor Vehicles has chosen IBT as the state’s sole source provider for the HazMat program. Illinois will now participate in the Transportation Security Administration’s (TSA) HAZPRINT contract awarded to IBT at the end of 2004. The program calls for the collection and management of fingerprint and demographic data of commercial drivers license (CDL) holders who wish to transport hazardous materials.

IBT believes that Illinois is one of the top ten states in the nation in terms of the number of individuals holding a hazardous materials endorsement (HME), with 105,000 HME authorizations among their 465,000 commercial drivers today. Overall the contract potential for Illinois is approximately 10 million dollars over a multiple year period, with no minimum guaranty. As the TSA agent to state DMVs for the HAZPRINT program, IBT currently has greater than 75 percent of all state HME contracts, with Illinois marking the 35th U.S. state/ district to participate.

“IBT technology represents a quick, efficient and highly secure method for us to process HME applications and offers a high degree of benefit directly to our commercial drivers,” said Terry Montalbano, CDL Administrator of the Illinois Secretary of State. “The IBT service model and ability to support drivers throughout the entire process, from enrollment, to tracking, to renewal, is invaluable to our state and to the ability for our hazardous materials drivers to focus on making a living and leaving federal compliance up to us.”

To date, the IBT HAZPRINT program has processed credentials for over 193,053 drivers within the 34 entities (33 states and the District of Columbia) between February 2005 and June 2006.

The IBT overall service model and ability to meet federal deadlines are believed to be key determining factors that led Illinois to select IBT as their vendor for the HAZPRINT Program.

“We are glad to see Illinois join 34 other states/districts in adopting the IBT integrated program for credentialing commercial drivers wishing to transport hazardous materials,” said Dave Barefoot, chief operating officer and senior vice president of the American Trucking Associations. “A centralized and coordinated nationwide program for the automated collection and transmission of fingerprint data is the best solution for our members as it provides not only lower cost of issuance, but enhanced security as well as increased convenience. Ideally we would like to eventually see all 50 states participating in this initiative. Furthermore, we believe that moving forward this program should be consolidated with TWIC as drivers and port workers would benefit from the economy of scale of a single provider which allows for streamlined application processes, reduced fees and enhanced quality of services.”

IBT HAZPRINT Offers Faster, More Efficient and Thorough HazMat Endorsements

The HAZPRINT contract establishes a nationwide program for the collection and transmission of fingerprint data of CDL candidates seeking, renewing or transferring a HazMat endorsement. The fingerprint data is used by the TSA to conduct background screening against potential HME holders as part of the security requirements associated with the Patriot Act.

Traditional “ink and paper” fingerprint systems require four to five months from application to issue. With the IBT automated system, drivers can be processed and issued an HME in just four weeks. In addition, the ability for IBT to track HME holders from beginning to end ensures that no one gets lost in the system and reduces potential security risks.

“Illinois is pivotal for us given the sheer number of HME drivers in that state,” said Charles Carroll, CEO of IBT. “A fully automated and secure system is something that driver’s need, not only to secure HazMat endorsements faster, but also meeting the bottom line in helping get them out on the road faster and doing their job more safely.”

Identity Solutions Leaders, Viisage and Identix Provide Added Value

IBT believes that the combination of IBT and Viisage, as well as Viisage’s pending merger with Identix Incorporated (NASDAQ: IDNX) were important factors in securing the contract win with Illinois. Today Viisage provides drivers license production capabilities to the state and Identix is contracted to provide other applicant fingerprinting as Illinois participates in the Civil ID and Secure ID programs. Following the anticipated closing of the pending merger of Viisage and Identix, IBT and Identix Identification Services, LLC (a wholly owned subsidiary of Identix) are expected to establish a national network of over 360 registration sites intended to help position IBT for future state wins and programs such as the Transportation Worker Identification Credential (TWIC).

About Integrated Biometric Technology

Headquartered in Nashville, Tennessee, Integrated Biometric Technology, formerly Fingerprinting Services LLC, provides electronic fingerprint products and service to the applicant fingerprint industry. Customers include state, US Federal Government agencies, as well as major banking and financial institutions. IBT was acquired by Viisage (NASDQ: VISG) in 2005. Visit us on the Web at www.integratedbiometric.com.

About Viisage Technology, Inc.

Viisage delivers advanced technology identity solutions for governments, law enforcement agencies and businesses concerned with enhancing security, reducing identity theft, and protecting personal privacy. Viisage solutions include secure credentials such as passports and drivers’ licenses, biometric technologies for uniquely linking individuals to those credentials, and credential authentication technologies to ensure the documents are valid before individuals are allowed to cross borders, gain access to finances, or be granted other privileges. With more than 3,000 installations worldwide, Viisage’s identity solutions stand out as a result of the company’s industry-leading technology and unique understanding of customer needs. Viisage’s product suite includes IdentityTOOLS(TM) SDK, Viisage PROOF(TM), FaceEXPLORER®, iA-thenticate®, ID-GUARD®, BorderGuard®, PIER(TM), HIIDE(TM), AutoTest(TM), FacePASS(TM) and FaceFINDER®.

Forward Looking Statements

This news release contains forward-looking statements that involve risks and uncertainties. Forward-looking statements in this document and those made from time to time by Viisage through its senior management are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the Company’s current views with respect to the future events or financial performance discussed in this release, based on management’s beliefs and assumptions and information currently available. When used, the words “believe”, “anticipate”, “estimate”, “project”, “should”, “expect”, “plan”, “assume” and similar expressions that do not relate solely to historical matters identify forward-looking statements. Forward-looking statements concerning future plans or results are necessarily only estimates and actual results could differ materially from expectations. Certain factors that could cause or contribute to such differences include, among other things, the size and timing of contract awards, performance on contracts, performance of acquired companies, availability and cost of key components, unanticipated results from audits of the financial results of the Company and acquired companies, changing interpretations of generally accepted accounting principles, outcomes of government reviews, developments with respect to litigation to which we are a party, potential fluctuations in quarterly results, dependence on large contracts and a limited number of customers, lengthy sales and implementation cycles, market acceptance of new or enhanced products and services, proprietary technology and changing competitive conditions, system performance, management of growth, dependence on key personnel, ability to obtain project financing, general economic and political conditions and other factors affecting spending by customers, and the unpredictable nature of working with government agencies. In addition, such risks and uncertainties include, among others, the following risks: that the merger with Identix will not close, that the regulatory or shareholder approval will not be obtained, that the closing will be delayed, that customers and partners will not react favorably to the merger, integration risks, the risk that the combined companies may be unable to achieve cost-cutting synergies, and other risks described in Viisage’s and Identix’ Securities and Exchange Commission filings, including the Registration Statement on Form S-4 filed with the SEC in connection with the transaction, Viisage’s Annual Report on Form 10-K for the year ended December 31, 2005 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2006 under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and Identix’ Annual Report on Form 10-K for the year ended June 30, 2005 and its Quarterly Reports on Form 10-Q for the quarters ended September 30, 2005, December 31, 2005 and March 31, 2006 under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Viisage expressly disclaims any obligation to update any forward-looking statements

Additional Information and Where to Find It

Investors and security holders of both Viisage and Identix are advised to read the joint proxy statement/prospectus regarding the business combination transaction referred to in the material below, when it becomes available, because it will contain important information. Viisage and Identix expect to mail a joint proxy statement/prospectus about the transaction to their respective stockholders. This joint proxy statement/prospectus will be filed with the Securities and Exchange Commission by both companies. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus and other documents filed by the companies at the Securities and Exchange Commission’s web site at http://www.sec.gov. The joint proxy statement/prospectus and such other documents may also be obtained from Identix or Viisage by directing such requests to the companies.

Participants In Solicitation

Viisage, Identix and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the merger.

Information concerning Viisage’s participants is set forth in the proxy statement dated, November 21, 2005, for Viisage’s special meeting of shareholders held on December 16, 2005 as filed with the SEC on Schedule 14A. Information concerning Identix’ participants is set forth in the proxy statement, dated October 6, 2005, for Identix’ 2005 annual meeting of shareholders as filed with the SEC on Schedule 14A. Additional information regarding the interests of participants of Viisage and Identix in the solicitation of proxies in respect of the merger will be included in the registration statement and joint proxy statement/prospectus to be filed with the SEC.